Exhibit 32.0

ANTARES PHARMA, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT

TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

Each of the undersigned, Roger G. Harrison and Lawrence M. Christian, the Chief Executive Officer and the Chief Financial Officer, respectively, of Antares Pharma, Inc. (the “Company”), individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 (the “Report”).

Each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 4th day of May 2004.

/s/ Roger G. Harrison

Roger G. Harrison, Ph.D. Chief Executive Officer and President

/s/ Lawrence M. Christian

Lawrence M. Christian Chief Financial Officer, Vice President – Finance and Secretary